Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 19, 1996 appearing on page F-1 of Applied Biometrics, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Minneapolis, Minnesota
May 23, 1996